EXHIBIT 21
SUBSIDIARIES OF REGISTRANT


									State of
Company Name							Incorporation
-----------------------------------------------------------

Metwest Mortgage Services, Inc.			Washington

Tall Spruce, Inc.						Alaska

Southshore Corporation					Hawaii

Metropolitan Ventures, Inc.				Washington

National Systems, Inc.					Washington

Metropolitan Financial Services, Inc.		Washington

Beacon Properties, Inc.					Washington

Broadmoor Park - Factory Outlet, Inc.		Washington

Metropolitan Mortgage and Securities
	Company of Alaska, Inc.				Alaska

Consumers Group Holding Co., Inc.			Washington

M.M.S.C.I.							Washington